Exhibit 10.02.6



                 AMENDMENT NO. 12 TO THE
         PRIMERICA CORPORATION STOCK OPTION PLAN



I. The first two sentences of Section 4(b) of the Option Plan shall be deleted and restated in their entirety as follows:

          "There may be issued under the Plan pursu-ant to the exercise of Options an aggre-gate of 73,008,140 Common Shares, subject to adjustment as provided in Section 7(a), of which 35,000,000 shares shall be re-served for grants of reload Options in accordance with Section 9(k) of the Plan.
          Common Shares issued pursuant to the Plan may be either authorized but unissued shares or reacquired shares or both."

II. A new Section 9(m) shall be added, to read in its entirety as follows:

          An optionee shall designate at the time of exercising an Option in a manner which the Committee has determined gives rise to a right to receive a reload Option whether to receive (i) unrestricted incremental
          Common Shares issuable upon the Option
          exercise, and no reload Option, or
          (ii) the incremental Common Shares issu-able upon Option exercise subject to a period of restriction on transferability
          (running from the date of Option exercise and determined by the Committee in its discretion from time to time) and a reload
          Option for the number of Common Shares
          surrendered in connection with the exer-cise of the Option. Any person subject to
          Section 16 of the Securities Exchange Act of 1934, as amended, shall receive only grants conforming to clause (ii) of the









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          previous sentence.  Unless the Committee
          in its discretion modifies or eliminates the following restrictions on transfer-ability, an optionee will be permitted to transfer restricted incremental Common
          Shares during such restricted period only through a charitable contribution of re-stricted incremental Common Shares or upon demonstrating to the reasonable satisfac-tion of the Senior Vice President, Human
          Resources of the Company, that sale or
          transfer of such Shares is required to
          meet an event of immediate and heavy fi-nancial hardship which the optionee cannot meet with other resources reasonably avai-lable to him or her. For purposes of this Plan, the following shall be deemed to be immediate and heavy financial hardships:
          (i) unreimbursed medical expenses as de-scribed in Section 213(d) of the Code incurred by the optionee or the optionee's spouse or any dependents, (ii) purchase
          (including mortgage payments) of a princi-pal residence for the optionee, (iii) pay-ment of tuition for the next semester or quarter of post-secondary education for the optionee or the optionee's children or dependents, (iv) payment of amounts neces-sary to prevent the eviction of the op-tionee from his or her principal residence or foreclosure on the mortgage of the optionee's principal residence, (v) payme-nt of funeral and other expenses incurred in connection with the death of a member of the optionee's family, or (vi) any other circumstances similar to any deemed immediate and heavy financial need set forth in Treasury Regulations or Revenue
          Rulings addressing determination of hard-ship for plans described in Section 401(k) of the Code. The Senior Vice President's determination of the existence of an optionee's immediate and heavy financial hardship and the number of restricted incremental shares that may be sold or transferred shall be final and binding on the optionee.

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          For purposes of the Plan, "incremental
          shares" shall mean those Common Shares
          actually issued to an optionee who exer-
          cises an Option by surrendering previously
          owned Common Shares or CAP Plan restricted
          stock to pay the exercise price of an
          Option, or by surrendering previously
          owned Common Shares or requesting
          Primerica to withhold the appropriate
          number of Common shares otherwise issu-
          able, to cover the withholding tax liabil-
          ity associated with Option exercise.  The
          number of incremental shares issued shall
          be calculated as the number of Option
          shares exercised minus the number of Com-
                           -----
          mon Shares deemed "surrendered" to pay for
          such exercise and minus the number of
                            -----
          Common Shares used to satisfy any result-ing tax liability in connection with such exercise.

III. A new Section 9(n) shall be added to read in its entirety as follows:

          For an optionee to receive a reload Option in connection with his or her exercise of a vested
          Option, the fair market value of a Common Share on the date of exercise (to be determined in the same manner as the Committee's determina-tion of fair market value for other purposes under the Plan) must equal or exceed the mini-mum market price level , expressed as a per-centage of the Option exercise price estab-lished by the Committee from time to time (the
          "Market Price Requirement"). If the market price does not equal or exceed the applicable
          Market Price Requirement, a vested Option may be exercised but no reload Option will be granted in connection with such exercise. In no event will the Market Price Requirement be less than 100% of the exercise price of any Option to which it applies.

IV. Amendment No. 12 to the Option Plan is subject to receipt of stockholder approval, and shall take effect as follows:


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     (1)  the provisions of Section 4(b) (as amended
          hereby) shall take effect immediately upon receipt of the approval of stockholders
          (in accordance with the requirements of
          applicable law and the Company's bylaws);
          and

     (2) if stockholder approval is received, Sec-tions 9(m) and 9(n) (as amended hereby) shall take effect on the date of such stockholder approval, for exercise or grants of Options and reload Options on and after such effective date.

































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